CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to all references made to us in this Post-Effective Amendment No. 26 to The Camelot Fund's Registration Statement on Form N1-A.


/S/
McCurdy & Associates CPA's, Inc.
Westlake, Ohio  44145
April 27, 1999